As filed with the Securities and Exchange Commission on July 17, 2006
Registration No. 333-

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-1500700
(State of incorporation)	(IRS Employer Identification Number)
260 Long Ridge Road
Stamford, Connecticut 06927
(203) 357-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan M. Green, Esq.
General Counsel, Corporate Treasury
260 Long Ridge Road
Stamford, Connecticut 06927
(203) 357-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
     From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ]

     If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ]
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    [X]
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b), check the following box.    [ ]
CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount to be registered/
Of Securities to be Registered	Proposed maximum offering price per unit/
Proposed maximum offering price/
Amount of registration fee(1)

Variable Denomination Floating Rate Demand Notes	$12,000,000,000

(1)	This registration statement covers all investments in the Notes up to $150 billion, with fees based on the net aggregate principal amount of Notes outstanding from this offering not exceeding $12 billion at a particular time. Registration fees for up to $12 billion net aggregate principal amount of Notes were paid previously by the Registrant in connection with the Registration Statement Nos. 333-118974, 333-59977 and 33-43420, each previously filed by the Registrant on Form S-3 and declared effective and deregistered hereby. Pursuant to Rule 457(p) under the Securities Act of 1933, these fees are being carried forward and, accordingly, no filing fee is paid herewith with respect to $12 billion aggregate initial offering price of securities.

PROSPECTUS
General Electric Capital Corporation
Variable Denomination Floating
Rate Demand Notes
    General Electric Capital Corporation may offer from time to time Variable Denomination Floating Rate Demand Notes (the “Notes”).
    We will provide specific terms of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
    We may sell these securities on a continuous or delayed basis directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
RISK FACTORS
    Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 (which description is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Get More Information On GE Capital” below.
    References in this prospectus to “GE Capital”, “we”, “us” and “our” are to General Electric Capital Corporation.
The date of this prospectus is July 17, 2006.

WHERE YOU CAN GET MORE INFORMATION ON GE CAPITAL
    GE Capital files annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information on us, including our SEC filings, is also available at our Internet site at http://www.ge.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.
    The SEC allows us to “incorporate by reference” into this prospectus the information in other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
    (i) GE Capital’s Annual Report on Form 10-K for the year ended December 31, 2005; and
    (ii) GE Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.
    You may request a copy of these filings at no cost. Requests should be directed to David P. Russell, Senior Counsel, Corporate Treasury and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.
THE COMPANY
    General Electric Capital Corporation was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. All of our outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company (“GE Company”). Financing and services offered by us are diversified, a significant change from the original business of GE Capital, which was financing distribution and sale of consumer and other GE Company products. Currently, GE Company manufactures few of the products financed by us.

    We operate in four of GE Company’s operating segments: GE Commercial Finance, GE Consumer Finance, GE Industrial and GE Infrastructure. These operations are subject to a variety of regulations in their respective jurisdictions.
    Our services are offered primarily within North America, Europe and Asia. GE Capital’s principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927-1600 (telephone number (203) 357-4000). At December 31, 2005, our employment totaled approximately 77,500.
Consolidated Ratio of Earnings to Fixed Charges

	Year Ended December 31,				Three Months
					Ended
2001	2002	2003	2004	2005	March 31, 2006

1.56	1.62	1.71	1.82	1.66	1.63
Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Year Ended December 31,				Three Months
					Ended
2001	2002	2003	2004	2005	March 31, 2006

1.55	1.61	1.71	1.81	1.66	1.63
    For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.
USE OF PROCEEDS
    The net proceeds from the sale of the Notes will be added to the general funds of GE Capital and will be available for financing our operations.
CERTAIN TERMS OF THE NOTES
Indenture
    The Notes are issued under an Amended and Restated Indenture dated as of January 25, 2001, between GE Capital and JPMorgan Chase Bank, N.A. The statements under this heading are subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statements filed with the SEC covering the offering of Notes. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

Agent Bank and Servicing Agent
    We have engaged Union Federal Bank of Indianapolis to process funds receipts and disbursements and related services. We refer to Union Federal Bank of Indianapolis as the “Agent Bank” in this prospectus. We have also engaged Open Solutions, Inc. to perform recordkeeping, investor servicing and other services in connection with the Notes. We refer to Open Solutions, Inc. as the “Servicing Agent” in this prospectus. For these services, we pay the Agent Bank and the Servicing Agent an administrative fee.
General
    The Notes are issuable in any amount and will mature on demand by you. GE Interest Plus and GE Interest Plus For Businesses constitute the same series of debt securities for all purposes of the Indenture. The Notes are unsecured and rank equally and ratably with all other unsecured and unsubordinated indebtedness of GE Capital. GE Capital has outstanding approximately $343 billion in senior, unsecured debt obligations as of March 31, 2006, that rank equally with the Notes. GE Capital has not issued any secured debt or securities that have priority over the Notes. Neither the Indenture, nor any other instrument to which GE Capital is a party, limits the principal amount of the Notes or any other indebtedness of GE Capital that may be issued. The Notes will not be subject to any sinking fund. The Notes will be issued in uncertificated form and you will not receive any certificate or other instrument evidencing the Notes other than the confirmation of your initial investment and periodic statements sent to you. All funds invested in Notes, together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the Servicing Agent.
Modification of the Indenture
    The Indenture permits us and the trustee for the Notes, with the consent of the holders of not less than 66 2/3 % in aggregate principal amount of the Notes at the time outstanding:

•	to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture, or

•	to modify in any manner the rights of the holders of Notes.
    However, the Indenture provides that, unless each holder agrees, we cannot:

•	change the character of the Notes from being payable upon demand,

•	reduce the principal amount of any Note, or

•	reduce the 66 2/3 percentage of the aggregate principal amount of Notes needed to make any addition or modification.

Events of Default
    An event of default with respect to the Notes is defined in the Indenture as being:

•	default for 20 days in payment of any principal or interest on any Note which is not due to administrative error. An administrative error shall not be considered an event of default unless such error shall have continued uncorrected for a period of 30 days after written notice to the Agent Bank and the trustee for the Notes (with a copy to GE Capital). The trustee for the Notes will be the sole judge of whether an administrative error has been corrected;

•	default for 60 days after written notice to GE Capital in the performance of any other covenant with respect to the Notes; or

•	certain events of bankruptcy, insolvency or reorganization.
    Each year, the Indenture requires us to file with the trustee for the Notes a written statement as to the presence or absence of certain defaults under the Indenture. The trustee for the Notes shall, within 90 days after the occurrence of a default in respect of the Notes, give to the holders thereof notice of all uncured and unwaived defaults known to it (the term default to mean the events specified above without grace periods). The trustee for the Notes shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes except in the case of default in the payment of principal or interest on any of the Notes. The Indenture provides that during the continuance of an event of default, either the trustee for the Notes or the holders of 25% in aggregate principal amount of the outstanding Notes may declare the principal of all such Notes to be due and payable immediately. However, under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Notes then outstanding. The holders of a majority in principal amount of Notes then outstanding may also waive on behalf of all holders past defaults with respect to the Notes except, unless previously cured, a default in payment of principal of or interest on any of the Notes.
Concerning the Trustee
    The trustee for the Notes acts as trustee under several other indentures with GE Capital, pursuant to which a number of series of senior, unsecured notes of GE Capital are presently outstanding.
Termination, Suspension or Modification
    We expect that you will be able to invest in the Notes indefinitely, but we reserve the right at any time to suspend or terminate the Notes offering entirely, or from time to time to modify the procedures for investing in or redeeming the Notes in part. We also reserve the right to modify, suspend or terminate particular investment options and redemption methods. Written notice of any material modification, suspension or termination will be provided to you at least fifteen calendar days prior to the effective date.
GE Interest Plus Committee
    The GE Interest Plus Committee consists of officers of GE Capital designated by our Board of Directors. The Committee has the full power and authority to amend procedures and options for investing in and redeeming the Notes as described above under “Termination, Suspension, or Modification.” The Committee may also interpret applicable provisions, adopt rules and regulations and make certain determinations regarding the Notes. The members of the Committee are our Senior Vice President, Corporate Treasury and Global Funding Operation and two of our Vice Presidents and Assistant Treasurers. Alternate members of the Committee may also serve from time to time. Members of the Committee receive no additional compensation for Committee services.
Taxes
    Payments of interest on the Notes will be taxable in the year in which such interest is accrued or received (in accordance with the holder’s method of tax accounting), regardless of whether such interest is reinvested. No part of such interest is excludible from taxable income. Backup withholding and information reporting requirements may apply to certain non-corporate U.S. holders. The interest income also may be subject to taxation by some state and local governments. Holders of Notes that are not corporations will receive a statement from the Servicing Agent each year that states the full amount reported to the Internal Revenue Service as taxable income.
    The U.S. Federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
PLAN OF DISTRIBUTION
    The Notes are offered in the United States only, on a continuing basis through GE Capital Markets, Inc., a wholly owned subsidiary of GE Capital, acting as agent. No commissions will be paid to such agent for any sales of the Notes. We will pay the agent’s expenses incurred in connection with the offering of the Notes. GE Capital Markets, Inc. may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We also may from time to time designate other agents through whom Notes may be offered.

    The Notes are being offered only to persons or businesses whose registered addresses are in the United States. If at any time your registered address is outside of the United States, we may redeem all of your Notes. We reserve the right to withdraw, cancel or modify the offer to sell Notes at any time. We have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole, or in part.
NASD Regulations
    GE Capital Markets, Inc. is an affiliate of GE Capital and participates as an agent in the distribution of the securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when a NASD member such as GE Capital Markets, Inc. distributes an affiliated company’s securities. As a result, we will conduct any offering in which GE Capital Markets, Inc. acts as agent in compliance with the applicable requirements of Rule 2720. The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.
LEGAL OPINION
    David P. Russell, Senior Counsel, Corporate Treasury and Assistant Secretary of GE Capital will provide an opinion for us regarding the validity of the Notes. Mr. Russell beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE Company’s common stock.
EXPERTS
    The consolidated financial statements and schedule of GE Capital as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated herein by reference from GE Capital’s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated by reference herein in reliance upon the report dated February 10, 2006, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Accounting fees and expenses	$15,000	*
NASD Rule 2720 filing and counsel fees	80,000	*
Trustee and Paying Agent Fees and expenses (including counsel fees)	50,000	*
Blue Sky filing and counsel fees	5,000	*
Printing and engraving fees	80,000	*
Rating Agency fees	75,000	*
Miscellaneous	5,000	*

Total	$310,000	*

*	Estimated, and subject to future contingencies.

Item 15.	Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify any person against the expenses, (including attorney’s fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of being or having been directors, officers, employees or agents of the corporation or serving or having served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal proceedings had no reasonable cause to believe such conduct was unlawful, except that if such action, suit or proceeding shall be by and in the right of the corporation no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against expenses (including attorney’s fees), actually and reasonably incurred, any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

The By-Laws of GECC provide that each person who at any time is or shall have been a director or officer of GECC or is a legal representative of such director or officer, or is or shall have been serving at the request of GECC as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, who is or is threatened to be made a party or is otherwise involved in any action, suit or proceeding shall be held harmless to the fullest extent permitted by applicable law and shall be indemnified by GECC for expenses (including attorney’s fees) such person incurred in their defense in such proceedings as permitted by applicable law. The By-Laws of GECC also permit the indemnification of any other person not an officer or director of GECC that may be indemnified under applicable law.
GECC is or will be a party to one or more underwriting or placement agreements with respect to debt securities issued under this prospectus which include provisions regarding the indemnification of GECC and its officers and directors by one or more underwriters or dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
The directors of GECC are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of GECC are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

Item 16.	Exhibits.

Exhibit
Number		Incorporated by Reference to Filings Indicated	Description

1(a)	—		Amended and Restated Distribution Agreement dated as of July 17, 2006 between GECC and GE Capital Markets, Inc.

4(a)	—	Exhibit 4(d) to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-59977).	First Amended and Restated Indenture dated as of January 25, 2001 between GECC and JPMorgan Chase Bank, N.A., as successor trustee.

5	—		Opinion and consent of David P. Russell, Senior Counsel, Corporate Treasury and Assistant Secretary of GECC.

12	—	Exhibit 12 to GECC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 1-6461).	Computation of ratio of earnings to fixed charges

Exhibit
Number		Incorporated by Reference to Filings Indicated	Description

23	—		Consent of KPMG LLP. Consent of David P. Russell is included in his opinion referred to in Exhibit 5 above.

24	—		Power of Attorney.

25	—		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., in respect of the First Amended and Restated Indenture previously filed as Exhibit 4(d).

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i),(ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
    (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
    (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;
    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
    (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 17th day of July, 2006.

General Electric Capital Corporation

By	/s/ Kathryn A. Cassidy

Kathryn A. Cassidy
(Senior Vice President–Corporate
Treasury and Global Funding Operation)
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* JEFFREY R. IMMELT (Jeffrey R. Immelt)	Chief Executive Officer and Director

* KEITH S. SHERIN (Keith S. Sherin)	Chief Financial Officer and Director (Principal Financial Officer)

/s/ KATHRYN A. CASSIDY (Kathryn A. Cassidy)	Senior Vice President– Corporate Treasury and Global Funding Operation and Director

* CHARLES E. ALEXANDER (Charles E. Alexander)	Director

(Jeffrey S. Bornstein)	Director	July 17, 2006

* DAVID L. CALHOUN (David L. Calhoun)	Director

* JAMES A. COLICA (James A. Colica)	Director

* PAMELA DALEY (Pamela Daley)	Director

Signature		Title	Date

* BRACKETT B. DENNISTON (Brackett B. Denniston)		Director

* JOHN H. MYERS (John H. Myers)		Director

* MICHAEL A. NEAL (Michael A. Neal)		Director

* DAVID R. NISSEN (David R. Nissen)		Director

(Ronald R. Pressman)		Director	July 17, 2006

(Deborah M. Reif)		Director

* JOHN G. RICE (John G. Rice)		Director

* JOHN M. SAMUELS (John M. Samuels)		Director

* ROBERT C. WRIGHT (Robert C. Wright)		Director

* PHILIP D. AMEEN (Philip D. Ameen)		Senior Vice President and Controller (Principal Accounting Officer)

By:	/s/ KATHRYN A. CASSIDY (Kathryn A. Cassidy)

* AS ATTORNEY-IN FACT FOR THE INDIVIDUALS NOTED ABOVE WITH AN ASTERISK REPRESENTING A MAJORITY OF THE BOARD OF DIRECTORS